As filed with the Securities and Exchange Commission on April 30, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	11-2534306
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

HARMAN FINANCE INTERNATIONAL, S.C.A.

(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(203) 328-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Todd A. Suko

Executive Vice President and General Counsel

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(203) 328-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Rosa A. Testani, Esq.

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036

(212) 872-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Harman International Industries, Incorporated:
Debt Securities
Guarantees by Harman International Industries, Incorporated of Debt Securities of Harman Finance International, S.C.A.(4)
Harman Finance International, S.C.A.:
Debt Securities

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)	An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exchange of other securities.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay-as-you-go” basis.
(4)	No separate consideration will be received for the guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required for the guarantees of debt securities being registered.

PROSPECTUS

Harman International Industries, Incorporated

Debt Securities

Guarantees of Debt Securities

Harman Finance International, S.C.A.

Debt Securities

(guaranteed to the extent provided herein by Harman International Industries, Incorporated)

We may offer and sell from time to time, in one or more series, our debt securities. Our debt securities may consist of debentures, notes or other types of debt. Any debt securities offered and sold by Harman Finance International, S.C.A. (“Harman Finance”) will be fully and unconditionally guaranteed by Harman International Industries, Incorporated (“Harman”) as described in this prospectus and in an applicable prospectus supplement. When we sell securities, we will determine the amounts and types of securities we will sell and the prices and other terms on which we will sell them.

We may sell securities, on a continuous or delayed basis, to or through underwriters, dealers or agents or directly to purchasers. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide their names and any applicable fees, commissions or discounts.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplements will contain more specific information about the offering and the securities being offered. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” referred to on page 2 of this prospectus, in any applicable prospectus supplement and the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 30, 2015.

i

Notice to Prospective Investors in Luxembourg

This prospectus has not been approved by and will not be submitted for approval to the Luxembourg financial sector supervisory authority, Commission de Surveillance du Secteur Financier (the “CSSF”), for purposes of public offering or sale in the Grand Duchy of Luxembourg (“Luxembourg”). Accordingly, the debt securities may not be offered or sold to the public in Luxembourg, directly or indirectly, and neither this prospectus, nor any other offering circular, prospectus, form of application, advertisement or other material related to the securities may be distributed, or otherwise be made available in or from, or published in, Luxembourg, except if a prospectus has been duly approved by the CSSF in accordance with the Law of July 10, 2005 on prospectuses for securities, as amended from time to time (the “Prospectus Law”), or the offer benefits from an exemption to or constitutes a transaction otherwise not subject to the requirement to publish a prospectus for the purpose of the Prospectus Law.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement, change or clarify information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement prepared by us. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should read this prospectus, any prospectus supplement and the information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.” The registration statement, including the exhibits and the documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

We have not authorized anyone to give you any information or to make any representations other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

References to “Harman,” “Company,” “we,” “us” and “our” in this prospectus refer to Harman International Industries, Incorporated and its subsidiaries (including Harman Finance International, S.C.A.) unless otherwise indicated or the context requires otherwise. References to “Harman Finance” in this prospectus refer to Harman Finance International, S.C.A.

Trademarks and Trade Names

Harman, the Harman logo, and Harman products and brand names referred to in this prospectus are either the trademarks or the registered trademarks of Harman. All other trademarks are the property of their respective owners.

Risk Factors

An investment in our securities involves risks. Before you make a decision to buy our securities, you should read and carefully consider the risks and uncertainties discussed below under “Cautionary Statement Regarding Forward-Looking Statements” and the risk factors set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC prior to the date of this prospectus, and in the documents and reports that we file with the SEC after the date of this prospectus that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Cautionary Statement Regarding Forward-Looking Statements

This prospectus and the documents incorporated herein by reference include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You should not place undue reliance on these statements. Forward-looking statements include information concerning possible or assumed future results of operations, cash flows, capital expenditures, the outcome of pending legal proceedings and claims, goals and objectives for future operations, including descriptions of our business strategies and purchase commitments from customers. These statements are typically identified by words such as “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “should,” “will” and similar expressions. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you read and consider the information in this prospectus and the documents incorporated herein by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, we cannot assure you that the results and events contemplated by the forward-looking statements contained in this prospectus and the documents incorporated herein by reference will in fact transpire.

You should carefully consider the risks described below and the other information contained in this prospectus and the documents incorporated herein by reference because they identify important factors that could cause actual results to differ materially from those predicted in any such forward-looking statements. Our operating results may fluctuate significantly and may not meet our expectations or those of securities analysts or investors. The price of our securities would likely decline if this occurs. Factors that may cause fluctuations in our operating results include, but are not limited to, the following:

•	our ability to maintain profitability in our infotainment segment if there are delays in our product launches which may give rise to significant penalties and increased engineering expense;

•	the loss of one or more significant customers, or the loss of a significant platform with an automotive customer;

•	fluctuations in currency exchange rates, particularly with respect to the value of the U.S. Dollar and the Euro;

•	our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations;

•	fluctuations in the price and supply of raw materials including, without limitation, petroleum, copper, steel, aluminum, synthetic resins, rare metals and rare-earth minerals, or shortages of materials, parts and components;

•	the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith;

•	our ability to maintain a competitive technological advantage through innovation and leading product designs;

•	our ability to integrate successfully our recently completed and future acquisitions; and

•	our failure to maintain the value of our brands and implementing a sufficient brand protection program.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. As a result, the foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this and other reports we file with the SEC. For additional information regarding certain factors that may cause our actual results to differ from those expected or anticipated see the information under the caption “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended June 30, 2014, filed with the SEC on August 7, 2014, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other documents incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statement (except as required by law). The documents incorporated by reference in this prospectus also make reference to our awarded business, which represents the estimated future lifetime net sales for all customers. Our future awarded business does not represent firm customer orders. We report our awarded business primarily based on written award letters from our customers. To validate these awards, we use various assumptions including global vehicle production forecasts, customer take rates for our products, revisions to product life cycle estimates and the impact of annual price reductions and exchange rates, among other factors. These assumptions are updated and reported externally on an annual basis. We update our estimated awarded business quarterly by adding the value of new awards received and subtracting sales recorded during the quarter. These quarterly updates do not include any assumptions for increased take rates, revisions to product life cycle, or any other factors.

About the Registrants

Harman International Industries, Incorporated

Harman International Industries, Incorporated is a Delaware corporation incorporated in 1980. Our shares of common stock trade on the New York Stock Exchange under the symbol “HAR.” Our principal executive office is located at 400 Atlantic Street, Suite 1500, Stamford, Connecticut 06901, and our telephone number is (203) 328-3500. Our website address is www.harman.com. Except for any documents that are incorporated by reference into this prospectus or any applicable prospectus supplement that may be accessed from our website, the information available on or through our website is not part of this prospectus or any applicable prospectus supplement.

Harman Finance International, S.C.A.

Harman Finance is a finance subsidiary and has no assets, operations, revenues or cash flows other than those relating to the issuance of its debt securities being registered that are guaranteed by Harman. Harman Finance is incorporated under the laws of the Grand Duchy of Luxembourg as a corporate partnership limited by shares (société en commandite par actions), having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under number B 196.390. Harman Finance is a wholly-owned subsidiary of Harman International Industries, Incorporated, and its telephone number is +352 26 4491. Harman Finance International GP S.à r.l., the general partner and manager of Harman Finance, is incorporated under the laws of the Grand Duchy of Luxembourg as a private limited liability company (société à responsabilité limitée), having its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg register of commerce and companies under number B 196.380.

Ratio of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Nine months ended March 31, 2015	Year ended June 30,
		2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	13.36x	12.30x	6.49x	7.32x	4.37x	1.92x

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and noncontrolling interests adjusted for undistributed income from equity investees, fixed charges and noncontrolling interests in pre-tax earnings of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed on indebtedness, amortization of debt expense and one-third of rental expense, which we deem to be a reasonable approximation of the interest portion of rental expense.

Use of Proceeds

Unless otherwise indicated in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include, among other things, capital expenditures, acquisitions, investments, share repurchases, dividend payments and the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time. We may provide additional information on the use of the net proceeds from the sale of securities in an applicable prospectus supplement.

Description of Harman Debt Securities

The following summary of the terms of our debt securities describes general terms that apply to the Harman debt securities. The particular terms of any Harman debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The following summary of the Harman debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Harman Indenture (as defined below) and any forms of certificates evidencing the Harman debt securities.

Harman may issue debt securities in one or more series under an indenture (the “Harman Indenture”) between Harman, as issuer, and U.S. Bank National Association, as trustee, unless otherwise specified in the prospectus supplement.

The terms of the Harman debt securities will include those stated in the Harman Indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the Harman Indenture by reference to the Trust Indenture Act of 1939. The Harman Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. The form of the Harman Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the Harman Indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Harman Indenture, see “Where You Can Find Additional Information.”

Unless otherwise specified in the applicable prospectus supplement, the Harman debt securities will represent general, unsecured obligations of Harman and will rank equally with all of the other unsecured indebtedness of Harman. The Harman debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman to the extent of the assets securing that indebtedness.

The Harman debt securities will effectively rank junior to all liabilities of Harman’s subsidiaries (excluding any amounts owed by such subsidiaries to Harman). Claims of creditors of Harman’s subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of Harman’s creditors, including holders of any Harman debt securities. Accordingly, any Harman debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Harman may issue the Harman debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, Harman may reopen a series, without the consent of the holders of the Harman debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. Harman will describe the particular terms of each series of Harman debt securities in a prospectus supplement relating to that series, which Harman will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the Harman debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates and the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which Harman may, or the holders may require Harman to, redeem or repurchase the debt securities;

•	Harman’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

•	the denominations in which such debt securities may be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the Harman Indenture;

•	any additional means of satisfaction and discharge of the Harman Indenture and any additional conditions or limitations to discharge with respect to the debt securities and, if applicable, the related guarantees, or any modifications of or deletions from such conditions or limitations;

•	any deletions or modification of or additions to the events of default, described in this prospectus or in the Harman Indenture;

•	any trustees, authenticating or paying agents, registrars, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms of the guarantee (if different from those described in this prospectus), and the conditions, if any, upon which the guarantee may be released;

•	any restrictions or other provisions with respect to the transfer or exchange of the debt securities;

•	whether the debt securities will be convertible to or exchangeable for other debt securities or any of Harman’s other securities or property, and, if applicable, the terms and conditions for doing so;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities.

Harman may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the Harman Indenture. Harman may also issue debt securities in bearer form, with or without coupons. If Harman issues discount debt securities or debt securities in bearer form, Harman will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

Harman may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. In that event, Harman will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

You should read the particular terms of the Harman debt securities, which will be described in more detail in the prospectus supplement.

Regarding the Trustee

U.S. Bank National Association will act as trustee under the Harman Indenture.

Governing Law

The Harman Indenture and the Harman debt securities will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

Description of Harman Finance Debt Securities

The following summary of the terms of the Harman Finance debt securities describes general terms that apply to the Harman Finance debt securities, and the guarantees of those debt securities by Harman. The particular terms of any Harman Finance debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The following summary of the Harman Finance debt securities is not complete and may not contain all of the information you should consider. This description is subject to and qualified in its entirety by reference to the Harman Finance Indenture (as defined below) and any forms of certificates evidencing the Harman Finance debt securities.

Harman Finance is a wholly-owned subsidiary of Harman. Harman Finance is engaged in financing the activities of Harman and its subsidiaries through the issuance of debt guaranteed by Harman. Harman Finance is a finance subsidiary and has no assets or operations other than in connection with the issuance of the Harman Finance debt securities. As further described below, the Harman Finance debt securities will be fully and unconditionally guaranteed by Harman.

Harman Finance may issue debt securities in one or more series under an indenture (the “Harman Finance Indenture”) among Harman Finance, as issuer, Harman, as guarantor, and U.S. Bank National Association, as trustee, unless otherwise specified in the prospectus supplement.

The terms of the Harman Finance debt securities will include those stated in the Harman Finance Indenture (including any supplemental indenture that specifies the terms of a particular series of debt securities) as well as those made part of the Harman Finance Indenture by reference to the Trust Indenture Act of 1939. The Harman Finance Indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939. The form of the Harman Finance Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the Harman Finance Indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the Harman Finance Indenture, see “Where You Can Find Additional Information.”

Unless otherwise specified in the applicable prospectus supplement, the Harman Finance debt securities will represent general, unsecured obligations of Harman Finance and will rank equally with all of the other unsecured indebtedness of Harman Finance. The Harman Finance debt securities will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman Finance to the extent of the assets securing that indebtedness.

Harman Finance may issue the Harman Finance debt securities in one or more series with the same or various maturities, at par, at a premium or at a discount and, unless otherwise provided in the applicable supplemental indenture, Harman Finance may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except that the additional debt securities may have a different date of original issuance, offering price and first interest payment date, and, unless otherwise provided in the applicable prospectus supplement, will be consolidated with, and form a single series with, such outstanding debt securities. Harman Finance will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which Harman Finance will file with the SEC. The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates and the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which Harman Finance may, or the holders may require Harman Finance to, redeem or repurchase the debt securities;

•	Harman Finance’s obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund;

•	the denominations in which such debt securities may be issuable, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•	if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•	if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	the provisions, if any, with respect to amortization;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the Harman Finance Indenture;

•	any additional means of satisfaction and discharge of the Harman Finance Indenture and any additional conditions or limitations to discharge with respect to the debt securities and, if applicable, the related guarantees, or any modifications of or deletions from such conditions or limitations;

•	any deletions or modification of or additions to the events of default, described in this prospectus or in the Harman Finance Indenture;

•	any trustees, authenticating or paying agents, registrars, depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	the terms of the guarantee (if different from those described in this prospectus), and the conditions, if any, upon which the guarantee may be released;

•	any restrictions or other provisions with respect to the transfer or exchange of the debt securities;

•	whether the debt securities will be convertible to or exchangeable for other debt securities or any of Harman Finance’s other securities or property, and, if applicable, the terms and conditions for doing so;

•	whether the debt securities will be defeasible; and

•	any other terms of the debt securities or the Harman guarantee of the Harman Finance debt securities.

Harman Finance may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the Harman Finance Indenture. Harman Finance may also issue debt securities in bearer form, with or without coupons. If Harman Finance issues discount debt securities or debt securities in bearer form, Harman Finance will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

Harman Finance may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. In that event, Harman Finance will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

You should read the particular terms of the Harman Finance debt securities, which will be described in more detail in the prospectus supplement.

Harman Guarantee

Harman will fully and unconditionally guarantee the due and punctual payment of the principal of, premium, if any, and interest on the Harman Finance debt securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise, in accordance with the terms of such Harman Finance debt securities and the Harman Finance Indenture.

Harman’s guarantee will represent a general, unsecured obligation and will rank equally with all other unsecured indebtedness of Harman. Harman’s guarantee will be effectively subordinated to, and thus have a junior position to, any secured indebtedness of Harman to the extent of the assets securing that indebtedness.

Harman’s guarantee will effectively rank junior to all liabilities of Harman’s subsidiaries (excluding any amounts owed by such subsidiaries to Harman). Claims of creditors of subsidiaries of Harman generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Harman, including any claims made by holders of any Harman Finance debt securities in respect of the Harman guarantee. Accordingly, the Harman guarantee will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of such subsidiaries.

Regarding the Trustee

U.S. Bank National Association will act as trustee under the Harman Finance Indenture.

Governing Law

The Harman Finance Indenture, the Harman Finance debt securities and the Harman guarantee will be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws. The application of the provisions set out in articles 86 to 94-8 of the Luxembourg law on commercial companies dated August 10, 1915 as amended, is expressly excluded.

Plan of Distribution

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an “underwriter,” as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be “underwriters” within the meaning of the Securities Act with respect to any resale thereof.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement for such securities.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” certain information we have filed with them, which means that we can disclose important information to you by referring you to documents we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC on August 7, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on October 30, 2014;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2014 filed with the SEC on January 29, 2015;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 filed with the SEC on April 30, 2015;

•	Our Current Report on Form 8-K dated September 11, 2014 and filed with the SEC on September 11, 2014;

•	Our Current Report on Form 8-K dated October 30, 2014 and filed with the SEC on November 4, 2014;

•	Our Current Report on Form 8-K dated December 3, 2014 and filed with the SEC on December 5, 2014;

•	Our Current Report on Form 8-K dated January 22, 2015 and filed with the SEC on January 22, 2015;

•	Our Current Report on Form 8-K dated January 22, 2015 and filed with the SEC on January 26, 2015;

•	Our Current Report on Form 8-K dated February 3, 2015 and filed with the SEC on February 9, 2015;

•	Our Current Report on Form 8-K dated February 17, 2015 and filed with the SEC on February 19, 2015;

•	Our Current Report on Form 8-K dated March 23, 2015 and filed with the SEC on March 26, 2015;

•	Our Current Report on Form 8-K dated March 26, 2015 and filed with the SEC on March 27, 2015;

•	Our Current Report on Form 8-K dated April 8, 2015 and filed with the SEC on April 9, 2015; and

•	Our Proxy Statement on Schedule 14A dated October 22, 2014 and filed with the SEC on October 22, 2014.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement related to this prospectus and prior to the termination of the offering of the securities described in this prospectus, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing such documents. Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any document or information deemed to have been “furnished” and not “filed” in accordance with SEC rules.

Information contained in this prospectus modifies or supersedes, as applicable, the information contained in earlier-dated documents incorporated by reference. Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

We will provide, upon written or oral request, to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) at no cost. We can be contacted at the address and phone number indicated below:

Harman International Industries, Incorporated

400 Atlantic Street, Suite 1500

Stamford, CT 06901

Attention: Corporate Secretary

Telephone: (203) 328-3500

Our incorporated reports and other documents may be accessed at our website address: www.harman.com or by contacting the SEC as described below in “Where You Can Find Additional Information.”

The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read these SEC filings, and this registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

Legal Matters

Unless we state otherwise in the applicable prospectus supplement, certain legal matters will be passed upon for us and Harman Finance by Akin Gump Strauss Hauer & Feld LLP, New York, New York with respect to validity of the securities being offered by this prospectus under Delaware and New York law, and by Loyens & Loeff Luxembourg S.à r.l. with respect to validity of the securities being offered by this prospectus under Luxembourg law. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

Experts

The consolidated financial statements and the related financial statement schedule of Harman International Industries, Incorporated as of June 30, 2014 and 2013 and for each of the years in the three-year period ended June 30, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2014 (which is included in Management’s Report on Internal Control over Financial Reporting) have been incorporated by reference in this prospectus and registration statement in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other expenses of issuance and distribution.

The following table sets forth the estimated fees and expenses expected to be incurred by the registrants in connection with the registration of the debt securities and the guarantees thereof:

Amount
Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Miscellaneous		**

Total	$	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.
**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of directors and officers.

Harman International Industries, Incorporated

Harman International Industries, Incorporated is incorporated under the laws of the State of Delaware.

Article Tenth of the Restated Certificate of Incorporation of Harman International Industries, Incorporated (the “Company”), as amended (the “Restated Certificate of Incorporation”) provides that to the fullest extent permitted by law a director will not be personally liable for monetary damages to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that, in its certificate of incorporation, a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director’s duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. While Article Tenth of the Restated Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors’ duty of care. Accordingly, the Restated Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of the duty of care. The provisions of Article Tenth as described above apply to officers of the Company only if they are directors of the Company and are acting in their capacity as directors.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of actions by or in the right of the corporation, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action, and no indemnification may be made where the person seeking indemnification has been found liable to the corporation, unless and only to the extent that a court determines indemnification is fair and reasonable in view of all circumstances. Article VIII of the by-laws provides that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law or any other applicable law, thereby affording such persons the protections available to directors, officers, employees and agents of Delaware corporations as summarized above. The Company maintains directors’ and officers’ liability insurance which insures against liabilities that directors or officers of the Company may incur in such capacities.

The Company has entered into indemnification agreements with each of its current directors and officers and intends to enter into indemnification agreements with each of its future directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company.

The foregoing summaries are subject to the complete text of the DGCL, the Restated Certificate of Incorporation, the Company’s by-laws and the Company’s indemnification agreements referred to above, and are qualified in their entirety by reference thereto.

Harman Finance International, S.C.A.

Harman Finance International, S.C.A. (“Harman Finance”) is organized under the laws of Luxembourg.

General Liability Principles for Managers of a Luxembourg société en commandite par actions (“S.C.A.”)

The managers of an S.C.A. are liable in accordance with the general provisions on directors’/managers’ liability. Article 59, first paragraph of the Luxembourg law of 10 August 1915 on commercial companies, as amended, (which article also applies to managers of an S.C.A.) (the “Companies Act”) provides that managers are liable to the company, in accordance with the general provisions of Luxembourg law, for the execution of the mandate for which they have been appointed and for any wrongful acts committed during the execution of their mandate. In addition and pursuant to article 59, second paragraph, the managers are jointly and severally liable both to the company or any third parties for all damages resulting from any infringement to the provisions of the Companies Act or of the company’s articles of incorporation. Furthermore under article 495 of the Luxembourg Commercial Code, in case of the bankruptcy of the company, managers may be declared personally bankrupt if (i) they acted in their own interests under the cover of the company or (ii) they used the company’s assets in the same manner as if they were their own assets or (iii) they carried on, in their personal interest, a money losing activity which could only lead the company into bankruptcy.

In their capacity as general partners, the managers of Harman Finance incur personal and unlimited liability for the debts and obligations of Harman Finance.

Harman Finance International GP S.à r.l. (the “Manager”), which is the manager and general partner of Harman Finance, is a legal entity. Accordingly, the articles of incorporation of Harman Finance do not contain any indemnification provisions with respect to the Manager.

Item 16.	Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrants hereby undertake:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)	That, for the purpose of determining liability of the Registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or its securities provided by or on behalf of the undersigned Registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrants’ annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 30, 2015.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Dinesh C. Paliwal
Name: Dinesh C. Paliwal Title: Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd A. Suko and Marisa Iasenza, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dinesh C. Paliwal Dinesh C. Paliwal	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 30, 2015

/s/ Sandra E. Rowland Sandra E. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 30, 2015

/s/ Jennifer Peter Jennifer Peter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 30, 2015

/s/ Adriane M. Brown Adriane M. Brown	Director	April 30, 2015

/s/ John W. Diercksen John W. Diercksen	Director	April 30, 2015

/s/ Ann McLaughlin Korologos Ann McLaughlin Korologos	Director	April 30, 2015

Signature	Title	Date

/s/ Edward H. Meyer Edward H. Meyer	Director	April 30, 2015

/s/ Abraham Reichental Abraham Reichental	Director	April 30, 2015

/s/ Kenneth M. Reiss Kenneth M. Reiss	Director	April 30, 2015

/s/ Hellene S. Runtagh Hellene S. Runtagh	Director	April 30, 2015

/s/ Frank S. Sklarsky Frank S. Sklarsky	Director	April 30, 2015

/s/ Gary G. Steel Gary G. Steel	Director	April 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on April 30, 2015.

HARMAN FINANCE INTERNATIONAL, S.C.A.

Société en commandite par actions

6, rue Eugène Ruppert, L-2453 Luxembourg

R.C.S. number: B 196.390

acting through its general partner Harman Finance

International GP S.à r.l., société à responsabilité limitée,

6, rue Eugène Ruppert, L-2453 Luxembourg

Share capital: EUR 12,500

R.C.S. number: B 196.380

By:	/s/ Todd Andrew Suko
Name: Todd Andrew Suko Title: Permanent Representative

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd A. Suko and Marisa Iasenza, severally, each with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the SEC, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Andrew Suko Todd Andrew Suko	Class A manager of Harman Finance International GP S.à r.l.	April 30, 2015

/s/ Sandra Ehret Rowland Sandra Ehret Rowland	Class A manager of Harman Finance International GP S.à r.l.	April 30, 2015

/s/ Catherine Trapani Catherine Trapani	Class B manager of Harman Finance International GP S.à r.l.	April 30, 2015

/s/ Harald Thul Harald Thul	Class B manager of Harman Finance International GP S.à r.l.	April 30, 2015

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1**	Form of Harman Underwriting Agreement.

1.2**	Form of Harman Finance Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Harman International Industries, Incorporated, as amended. (Filed as Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 and hereby incorporated by reference).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on December 12, 2011. (Filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

3.3	By-Laws of Harman International Industries, Incorporated, as amended, dated December 7, 2011. (Filed as Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on December 13, 2011 and hereby incorporated by reference).

3.4*	Deed of Incorporation of Harman Finance International, S.C.A.

4.1*	Form of Harman Indenture.

4.2*	Form of Harman Finance Indenture (includes guarantee).

4.3**	Form of Harman Debt Security.

4.4**	Form of Harman Finance Debt Security.

5.1*	Opinion of Akin Gump Strauss Hauer & Feld LLP.

5.2*	Opinion of Loyens & Loeff Luxembourg S.à r.l.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in its opinion filed as Exhibit 5.1 hereto).

23.3*	Consent of Loyens & Loeff Luxembourg S.à r.l. (included in its opinion filed as Exhibit 5.2 hereto).

24.1*	Powers of Attorney (included on the signature pages hereto).

25.1*	Statement of Eligibility of Trustee on Form T-1 regarding Harman Indenture.

25.2*	Statement of Eligibility of Trustee on Form T-1 regarding Harman Finance Indenture.

*	Filed herewith.
**	To be filed, if necessary, by amendment or filed as an exhibit to a Current Report on Form 8-K at a later date in connection with a specific offering of securities.